Exhibit 99.1

Brooke Credit Corporation Announces Selected Results for July 2005

OVERLAND PARK, Kan., Aug. 17 /PRNewswire-FirstCall/ -- Michael Lowry, President of Brooke Credit Corporation, the finance subsidiary of Brooke Corporation (Nasdaq: BXXX), announced selected July 2005 results.

Lowry announced that loan portfolio balances for Brooke Credit Corporation on July 31, 2005, totaled approximately $240,000,000 as compared to loan portfolio balances of approximately $232,000,000 on June 30, 2005, and approximately $220,000,000 on May 31, 2005.

Lowry also announced that, during July, Brooke Credit Corporation received net interest and servicing income of approximately $888,000 and incurred operating interest expense of approximately $150,000. To help put these July results into perspective, Lowry noted that, during the preceding 12 months, the monthly average of net interest and servicing income totaled approximately $630,000 and the monthly average of operating interest expense totaled approximately $95,000.

Lowry also announced that, during July, Brooke Credit Corporation incurred a loss on loan sale activities of approximately $126,000. The Company typically experiences a loss on loan sales activities when the monthly write- down of retained interest asset to fair market value on previously sold loans exceeds the gains from new loan sales activities within a given month. When gains from new loan sales exceed such write-down in a month, as typically occurs in months in which loans are sold through a securitization, a gain on sales occurs for the month. To help observers put the July loss on loan sale activities into perspective, Lowry noted that, during the preceding 12 months, the monthly average of gain on loan sale revenues totaled approximately $285,000.

All results included within this press release exclude portfolio balances and revenues derived from lending activities with parent and sister companies.

About our company ... Brooke Credit Corporation is a subsidiary of Brooke Corporation (Nasdaq: BXXX) that originates loans to insurance agencies, financial services practices, funeral homes and other local businesses, including Brooke franchises. Brooke Credit’s loan portfolio balances totaled approximately $240,000,000 on July 31, 2005. Loans have been mostly sold as individual loans to participating lenders or as pooled loans to investors through asset-backed securitizations. The Brooke organization was founded on the belief that local business owners distribute insurance and financial services more efficiently than others if supported by a franchise system.

Email Distribution ... If you would like to receive electronic press release information then please visit the “Investor Relations” section of Brooke Corporation’s website at http://www.brookecorp.com and subscribe to our “Email Alerts” on-line.

This press release may contain forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that the Company will achieve its short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for the Company’s products and services, the impact of competitive products and pricing, the dependence on third party suppliers and their pricing, its ability to meet product demand, the availability of funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation with the Securities and Exchange Commission. Investors are directed to Brooke Corporation’s most recent annual, quarterly and current reports, which are available from Brooke Corporation without charge or at http://www.sec.gov , for a more complete description of Brooke’s business.

SOURCE  Brooke Corporation
          -0-                                                 08/17/2005
    /CONTACT: Anita Larson of Brooke Corporation, +1-913-661-0123, larsa@brookecorp.com /
          /Web site:  http://www.brookecorp.com /
          (BXXX)